UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

WASHINGTON, D.C. 20549

FORM 8-K/A

(Amendment No. 1)

CURRENT REPORT

Pursuant to Section 13 or 15(d)

of the Securities Exchange Act of 1934

Date of Report (Date of Earliest Event Reported): October 25, 2021

MKS Instruments, Inc.

(Exact name of registrant as specified in its charter)

Massachusetts	000-23621	04-2277512
(State or other jurisdiction of incorporation)	(Commission File Number)	(I.R.S. Employer Identification No.)

2 Tech Drive, Suite 201, Andover, Massachusetts	01810
(Address of principal executive offices)	(Zip Code)

Registrant’s telephone number, including area code: 978-645-5500

Not Applicable

Former name or former address, if changed since last report

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Securities registered pursuant to Section 12(b) of the Act:

Title of each class	Trading Symbol(s)	Name of each exchange on which registered
Common Stock, no par value	MKSI	Nasdaq Global Select Market

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

On October 29, 2021, MKS Instruments, Inc., a Massachusetts corporation (the “Company”), filed with the Securities and Exchange Commission a Current Report on Form 8-K (the “Original Form 8-K”) to report, among other things, the appointment of Geoff Wild to the Company’s Board of Directors, effective immediately following the closing of the Company’s acquisition of Atotech Limited, a Bailiwick of Jersey company (“Atotech”) (the “Acquisition”). In connection with the Acquisition, Mr. Wild will be entitled to severance payments pursuant to the terms of his employment agreement with Alpha US Bidco, Inc., a subsidiary of Atotech (“Alpha US”) (as amended, the “Atotech Employment Agreement”).

The Company is filing this amendment to the Original Form 8-K (“Amendment No. 1”) to disclose certain severance payments and other compensatory arrangements payable by Alpha US to Mr. Wild that were not determinable at the time of the Original Form 8-K. This Amendment No. 1 amends and supplements the description of severance payments and other compensatory arrangements set forth in Item 5.02 of the Original Form 8-K.

Item 5.02 Departure of Directors or Certain Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.

As of August 17, 2022, the closing date of the Acquisition (the “Effective Date”), the amounts of Mr. Wild’s previously disclosed severance payments and compensatory arrangements under the Atotech Employment Agreement became determinable. As a result of the termination of his employment under the terms on the Atotech Employment Agreement and the award agreements for restricted stock unit and performance unit agreements, Mr. Wild will receive an aggregate of $5,576,068, consisting of: (A) a payment equal to (i) 150% of his total remuneration (which includes his then-current base salary, target annual bonus, and company-funded pension contributions), plus (ii) a pro-rated portion of his annual bonus that he would have been entitled to if he had completed the then-current full fiscal year, based on actual performance results, (B) the equivalent of 6 months of his base salary in lieu of receiving certain notice of termination, (C) a lump sum payment upon the 18-month anniversary of the date of termination of employment, and (D) a payment representing the cash settlement of all outstanding restricted stock unit and performance stock unit awards (based on target performance) held by Mr. Wild. Mr. Wild’s employment by Alpha US terminated immediately prior to the closing of the Acquisition. Mr. Wild will also continue to be eligible for company-paid healthcare coverage for up to 18 months. Mr. Wild will remain subject to the restrictive covenants applicable to him, and a portion of the payments described above shall be repayable if he breaches those restrictive covenants.

Except as provided herein, the disclosures contained in this Amendment No. 1 have not been updated to reflect events, results or developments that have occurred since the filing of the Original Form 8-K. This Amendment No. 1 should be read in conjunction with the Original Form 8-K, which provides additional details of Mr. Wild’s appointment to the Board, severance payments and compensatory arrangements.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

MKS Instruments, Inc.

	By:	/s/ Kathleen F. Burke
Date: August 17, 2022	Name:	Kathleen F. Burke
	Title:	Senior Vice President, General Counsel and Secretary